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                                                                    EXHIBIT 10.3


                               AMENDMENT NO. 1 TO
                             1995 STOCK OPTION PLAN

     This Amendment No. 1 (the "Amendment") to the 1995 Stock Option Plan (the "1995 Plan") of Powerwave Technologies, Inc., a Delaware corporation (formerly Milcom International, Inc.) (the "Company"), is hereby adopted by the Board of Directors of the Company effective upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock, $.0001 par value per share, from which the aggregate net proceeds to the Company exceed $15,000,000 and in which the price per share is at least $8.886519 (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock).

     The 1995 Plan is hereby amended as follows:

     1. Section 7 is amended to provide for a new Section 7(q) which read in its entirety as follows:

          "(q) Limit on Grants.  In no event shall any participant in the Plan
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          be granted Rights to Purchase or Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock may be acquired thereunder exceeds 450,000 shares."



                                    Attest:



                                    /s/ KEVIN T. MICHAELS
                                    ----------------------------------------
                                    Kevin T. Michaels, Secretary